Exhibit 99.1

NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES OIL DISCOVERY AT
HAI SU VANG-1X IN OFFSHORE VIETNAM

HOUSTON, Texas, January 7, 2025 – Murphy Oil Corporation (NYSE: MUR) today announced that its subsidiary has drilled an oil discovery at the Hai Su Vang-1X exploration well in Block 15-2/17 in the Cuu Long Basin, located 40 miles offshore Vietnam. The well was drilled to total depth of 13,124 feet in 149 feet of water. Hai Su Vang-1X encountered approximately 370 feet of net oil pay from two reservoirs.

Additional evaluation is ongoing and future appraisal drilling will be conducted.

Hai Su Vang is one of multiple exploration prospects that Murphy has identified in the basin. The findings announced today could form the basis for future development of the Hai Su Vang field.

Murphy’s subsidiary, Murphy Cuu Long Tay Oil Co., Ltd., is the operator of the block with 40 percent working interest. PetroVietnam Exploration Production Corporation Ltd. holds 35 percent working interest and SK Earthon Co., Ltd. holds the remaining 25 percent.

“I am pleased with the success of the Hai Su Vang-1X exploration well. This discovery adds further upside to our current Vietnam business,” said Eric M. Hambly, President and Chief Executive Officer. “We look forward to working with our partners as we continue evaluating the results.”

ABOUT MURPHY OIL CORPORATION

As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”,

“objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

Investor Contacts: InvestorRelations@murphyoilcorp.com Kelly Whitley, 281-675-9107 Megan Larson, 281-675-9470 Beth Heller, 832-506-6831